UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 3, 2004, Verity filed an answer and cross-complaint against Inxight Software, Inc., a privately held company, in response to Inxight’s complaint that was filed on October 22, 2004 in the Superior Court of California for the County of Santa Clara. Inxight’s complaint alleges, among other things, that Verity, since July 2003, has exceeded its rights under a license agreement between the parties. Verity’s answer and cross-complaint seek a declaration that Verity has acted within its rights under the license agreement, and that Inxight’s purported termination of the license subsequent to the filing of its complaint was invalid. In addition, Verity’s cross-claim alleges that Inxight itself has breached the license by purporting to terminate the parties’ license without cause, and that it has wrongfully interfered in Verity’s business operations, and that such breach and wrongful conduct has caused injury to Verity in excess of $1 million. Verity also alleges that Inxight wrongfully induced one of Verity’s former employees, who is now employed at Inxight, to breach certain confidentiality obligations related to confidential and proprietary information of Verity.

On November 29, 2004, Verity entered into license agreements with two software companies providing technology that is substantially similar to that provided by Inxight. Verity believes that it shall have the right to distribute both the Inxight product and the newly-licensed products for the foreseeable future.

Verity believes that its legal positions are meritorious, and it intends to vigorously prosecute the litigation in order to confirm its rights. Accordingly, Verity does not expect that this dispute with Inxight will have a material effect on its results of operations.

Cautionary Statement

Cautionary Statement: The statements in this Form 8-K regarding Verity’s intent to prosecute the litigation vigorously, Verity’s expectation that the litigation will not materially affect Verity’s results of operations, and that Verity will be able to distribute Inxight products into the foreseeable future, are forward-looking statements subject to risks and uncertainties. These risks include the fact that litigation is inherently uncertain, and the outcome of the litigation, if adverse, may prevent Verity from distributing products containing the Inxight technology to its customers, which could have a significant impact on Verity’s results of operations. Other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 3 of Verity’s Form 10-Q filed with the United States Securities and Exchange Commission on October 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: December 3, 2004	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer